UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2014

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 10, 2014, ORBCOMM Inc. (“ORBCOMM” or the “Company”) prepaid the outstanding 9.50% Senior Secured Notes due 2018 (“the Notes”) and terminated all of the Company’s outstanding obligations under the Senior Secured Note Agreement with AIG Asset Management (U.S.), LLC entered into on January 4, 2013 (“AIG Note Agreement”). The prepayment amount included the outstanding principal amount of $45,000,000 of the Notes, plus accrued and unpaid interest of $118,750, together with a prepayment premium of $1,800,000. The interest rate applicable to the Notes was 9.50% per annum. The prepayment was made using a portion of the proceeds of the borrowing under the Company’s initial term loan facility under the credit agreement entered into on September 30, 2014 with Macquarie CAF LLC described Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On October 10, 2014, the Company made borrowings under the following loan facilities under the Credit Agreement entered into on September 30, 2014 with Macquarie CAF LLC: (i) the initial term loan facility in the principal amount of $70,000,000, a portion of which was used to repay in full the Notes; and (ii) the revolving credit facility in the principal amount of $10,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary

Date: October 16, 2014